Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Sino Green Land Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), Xiong Luo, chief executive officer of the Company, and Huasong Sheena Shen, chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.
The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

November 15, 2010	/s/ Xiong Luo
Xiong Luo
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Huasong Sheena Shen
November 15, 2010	Huasong Sheena Shen
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Sino Green Land Corporation and will be retained by Sino Green Land Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to §18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.